PROSPECTUS AND			PRICING SUPPLEMENT NO. 31
PROSPECTUS SUPPLEMENT,		Effective at 12:30 PM ET
each dated January 12, 1999	February 4, 2000
CUSIP: 24422ELU1			Commission File No.: 333-69601
					Filed pursuant to Rule 424(b)(3)


		U.S. $1,690,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			February 9, 2001

PRINCIPAL AMOUNT:                   $50,000,000

DATE OF ISSUE:				February 9, 2000

MATURITY DATE:				February 9, 2001

INTEREST RATE:				6.75% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			Salomon Smith Barney has
                                    purchased the Senior Notes as
                                    principal at a price of 99.971%
                                    of the aggregate principal amount
                                    of the Senior Notes.




Salomon Smith Barney